CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of EQ Premier VIP Trust of our report dated February 17, 2023, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds listed in Appendix 1 for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 26, 2023

Appendix 1

EQ/Conservative Allocation Portfolio	Target 2015 Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio	Target 2025 Allocation Portfolio

EQ/Moderate Allocation Portfolio	Target 2035 Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio	Target 2045 Allocation Portfolio

EQ/Aggressive Allocation Portfolio	Target 2055 Allocation Portfolio

EQ/Core Plus Bond Portfolio

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